Exhibit 99.1

Accendra Health Announces Expiration and Final Results of Offers and Consent Solicitations

RICHMOND, VA – June 23, 2026 – Accendra Health, Inc. (NYSE: ACH) (the “Company”) today announced the expiration and final results of the previously announced offers to exchange (the “Exchange Offers”) any and all of the Company’s outstanding 4.500% Senior Notes due 2029 (the “2029 Notes”) and 6.625% Senior Notes due 2030 (the “2030 Notes” and, together with the 2029 Notes, the “Existing Notes”).

As of 5:00 P.M., New York City time, on June 23, 2026 (the “Expiration Time”), the Company received from Eligible Holders valid and unwithdrawn tenders and related Consents (as defined below), as reported by Epiq Corporate Restructuring, LLC (the “Exchange Agent” and “Information Agent”), representing approximately $478.3 million and $548.0 million in aggregate principal amount of 2029 Notes and 2030 Notes, respectively, or approximately 99.9% and 99.2% of the aggregate principal amount of 2029 Notes and 2030 Notes outstanding at the launch of the Exchange Offers, respectively.

The Company’s obligation to accept for exchange Existing Notes validly tendered (and not validly withdrawn) pursuant to the Exchange Offers is subject to the satisfaction or, if permitted, waiver of, certain conditions set forth in the confidential offering memorandum and consent solicitation statement, dated May 22, 2026 (the “Offering Memorandum”). Capitalized terms used herein, but not otherwise defined, have the meanings ascribed to such terms in the Offering Memorandum.

In connection with the Exchange Offers, the Company issued or expects to issue a total of: (i) $213.0 million in aggregate principal amount of First Lien Notes and (ii) $698.1 million in aggregate principal amount of Second Lien Notes, in exchange for the validly tendered and accepted Existing Notes, and issued $326.25 million in aggregate principal amount of First Lien Notes in the New Money Notes Issuance, for a total of $539.25 million First Lien Notes.

The offering of the New Notes has not been registered with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), or any state or foreign securities laws. The Exchange Offers were only made to holders of Existing Notes that are (a) reasonably believed to be qualified institutional buyers in reliance on Rule 144A promulgated under the Securities Act or (b) non-U.S. persons, in transactions outside the United States, in reliance on Regulation S under the Securities Act (such holders, the “Eligible Holders”).

Epiq Corporate Restructuring, LLC has been appointed as the Exchange Agent and the Information Agent for the Offers and Consent Solicitations. Questions concerning the Offers and the Consent Solicitations may be directed to the Exchange Agent and Information Agent, in accordance with the contact details shown on the back cover of the Offering Memorandum.

Ducera Securities LLC has been engaged to act as our financial advisor for the Offers and Consent Solicitations.

No Offer or Solicitation

This press release is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote, consent or approval in any jurisdiction in connection with the Offers and Consent Solicitations, or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this press release is not an offer of securities for sale into the United States. The New Notes offered in the Offers have not been registered under the Securities Act or any state securities laws, and unless so registered, New Notes may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

About Accendra Health

Accendra Health, Inc. (NYSE: ACH) is a leading nationwide provider of products, technology and services that support health beyond the hospital for millions of people each year. We connect patients, providers, and insurers, delivering innovative solutions that help promote better health outcomes and improve quality of life for people living with chronic, complex health conditions. Backed by the industry-leading expertise of our Apria and Byram brands, Accendra Health is reimagining the future of home-based care.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding our expectations regarding the Offers and Consent Solicitations, the future performance and financial results of the Company’s business and other non-historical statements. Some of these statements can be identified by terms and phrases such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. The Company cautions readers of this communication that such “forward-looking statements,” wherever they occur in this communication or in other statements attributable to the Company, are necessarily estimates reflecting the judgment of the Company’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward-looking statements.”

Factors that could cause the Company’s actual outcomes or results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” sections of our most recent Annual Report on Form 10-K for the period ended December 31, 2025, as such factors may be further updated from time to time in the Company’s other filings with the SEC. These reports are or will be accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

CONTACT:

Investors

Will Parrish

Vice President, Strategy, Corporate Development, & Investor Relations

Investor.Relations@accendra.com

ACH-CORP

ACH-IR

SOURCE: Accendra Health, Inc.

3